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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 18, 1998

                    PRINCETON DENTAL MANAGEMENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

    DELAWARE                 0-20222                  36-3484607
 (State or Other           (Commission              (I.R.S. Employer
  Jurisdiction of          File Number)             Identification No.)
  Incorporation)

                  7421 WEST 100TH PLACE, BRIDGEVIEW, IL 60455
                    (Address of Principal Executive Offices)

                                 (708) 974-4000
              (Registrant's Telephone Number, including Area Code)
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                    PRINCETON DENTAL MANAGEMENT CORPORATION

Item 5. Other Events.
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The Board of Directors of Princeton Dental Management Corporation ("PDMC") have announced that, effective immediately, the expiration date of those certain warrants issued pursuant to that certain Warrant Agreement dated April 15, 1992 by and between PDMC and Continental Stock Transfer & Trust Company has been extended for a period of twelve (12) months, expiring on October 11, 1999.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.


Dated:  September 18, 1998


PRINCETON DENTAL MANAGEMENT CORPORATION

By:      Frank Leonard Laport
     -----------------------------
     Frank Leonard Laport,
     Chief Executive Officer